UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2005

SEEBEYOND TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30207	95-4249153

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Royal Oaks Drive

Monrovia, California 91016

(Address of principal executive offices)

(626) 471-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Merger Agreement

On June 27, 2005, SeeBeyond Technology Corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sun Microsystems, Inc. (“Sun Microsystems”) and Big Bear Acquisition Corporation, a wholly owned subsidiary of Sun Microsystems (the “Merger Sub”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Sun Microsystems (the “Merger”). At the effective time and as a result of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the Merger will be canceled and extinguished and automatically converted into the right to receive an amount of cash equal to $4.25, without interest. All of the options to purchase Company common stock with an exercise price of less than $4.25 per share that are vested as of the effective time of the Merger, including those options that vest as a result of the merger, will be terminated and cancelled in consideration for a cash payment equal to the product of (1) the excess of $4.25 over the applicable option exercise price by (2) the number of shares subject to such option. The remaining options will be assumed by Sun Microsystems and will be converted into options to purchase shares of common stock of Sun Microsystems in a manner that will preserve both the existing ratio of exercise price to fair market value and the existing aggregate spread of such options.

The Company has made representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to carry on its business in the ordinary course and in substantially the same manner as previously conducted during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) subject to certain exceptions, to cause a stockholder meeting to be held to consider approval of the Merger and the other transactions contemplated by the Merger Agreement, (iv) subject to certain exceptions, for its board of directors to recommend adoption and approval by its stockholders of the Merger Agreement and the transactions contemplated by the Merger Agreement, (v) not to solicit proposals relating to alternative business combination transactions, and (vi) subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions.

Consummation of the Merger is subject to customary conditions, including (i) approval of the Merger Agreement and Merger by the stockholders of the Company, (ii) expiration or termination of the applicable Hart-Scott-Rodino waiting period and receipt of certain foreign antitrust approvals, and (iii) the absence of any material adverse effect on the Company.

The Merger Agreement contains certain termination rights for both Sun Microsystems and the Company, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Sun Microsystems a termination fee of $12.6 million.

The description of the Merger Agreement above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the Merger Agreement, and such representations and warranties should not be relied on by any other person. In addition, the Company’s representations and warranties are qualified by materiality standards that may differ from what may be viewed as material by investors and information in the disclosure schedules that the Company delivered to Sun Microsystems in connection with signing the Merger Agreement. The disclosure schedules referred to above contain information (including information that has been included in the Company’s prior public disclosures, as well as potential additional non-public information) that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement, regardless of whether an exception is noted. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of execution of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting Agreements

Concurrently with entering into the Merger Agreement, each of John Buckley, James Demetriades, Alex Demetriades, Salah Hassanein, Raymond Lane, Steven Ledger, H. Carvel Moore and Barry Plaga, who are directors or executive officers of the Company, entered into a voting agreement with Sun Microsystems and the Company, pursuant to which he agreed to vote all of the shares of the Company’s common stock beneficially owned by him in favor of the Merger and against competing transactions. In the aggregate, these stockholders hold approximately 37% of the Company’s outstanding common stock. Each of the voting agreements, other than James Demetriades’ voting agreement, terminates on the earlier of (i) the date of the Merger or (ii) when the Merger Agreement is terminated pursuant to its terms (including if the Company terminates the Merger Agreement to accept a superior offer). James Demetriades’ voting agreement terminates on the earlier of (i) the date of the Merger or (ii) 6 months after the Merger Agreement is terminated pursuant to its terms, except that only 16,423,245 shares would remain subject to his voting agreement after the date on which the Merger Agreement is terminated. The description of the voting agreements above does not purport to be complete and is qualified in its entirety by reference to James Demetriades’ voting agreement and the form of voting agreements entered into by the other executive officers and directors, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Change of Control Employment Agreement Amendment

In connection with the entry into the Merger Agreement and in consideration of his agreement to enter into a new 20-month non-competition and non-solicitation agreement, Alexander Demetriades’ Change of Control Employment Agreement has been amended to increase his existing severance benefit from 18 months to 20 months of his highest monthly base salary and incentive compensation in the year prior to his termination. All other provisions of Alexander Demetriades’ Change of Control Employment Agreement remain in full force and effect. The description of the amendment above does not purport to be complete and is qualified in its entirety by reference to the Amendment to the Change of Control Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Indemnification Agreements

The Board of Directors of the Company authorized the Company to enter into new indemnification agreements (which correct certain technical defects in the Company’s existing indemnification agreements) with the following directors and officers: John Buckley, James Demetriades, Salah Hassanein, Raymond Lane, Steven Ledger, H. Carvel Moore, Barry Plaga, Alexander Demetriades, Mark Brooks, Rasmus van der Colff, Reed Henry, Ian Hill, Kazz Tagami, Robert Erskine, Charles Gerlach and Andrew Balanchin. The Company entered into all such agreements on June 27, 2005 prior to entering into the Merger Agreement. The description of the form of indemnification agreement above does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 8.01 OTHER EVENTS

On June 28, 2005, Sun Microsystems and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company has agreed to file a proxy statement in connection with the proposed merger. The proxy statement will be mailed to the stockholders of the Company. Investors and the Company’s stockholders are urged to read carefully the proxy statement and other relevant materials when they become available because they will contain important information about the merger. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed by the Company with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by going to the Company’s corporate website at www.seebeyond.com or by contacting: Investor Relations, SeeBeyond Technology Corp., 505 Montgomery Street, 11th Floor, San Francisco, California 94111.

Sun Microsystems and the Company, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. A description of any interests that the Company’s officers and directors have in the merger will be available in the proxy statement. Information regarding Sun Microsystems’ directors and executive officers is contained in Sun Microsystem’s Annual Report on Form 10-K for the year ended June 30, 2004, which is filed with the SEC. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which is filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to the Company’s corporate website at www.seebeyond.com.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit Number
2.1	Agreement and Plan of Merger, dated June 27, 2005, by and among Sun Microsystems, Inc., Big Bear Acquisition Corporation and SeeBeyond Technology Corporation (excluding schedules, which the Registrant agrees to furnish supplementally to the Commission upon request).

10.1	Voting Agreement, dated June 27, 2005, by and among Sun Microsystems, SeeBeyond Technology Corporation and James T. Demetriades.

10.2	Form of Voting Agreement, dated June 27, 2005, by and among Sun Microsystems, SeeBeyond Technology Corporation and certain stockholders of SeeBeyond Technology Corporation.

10.3	Amendment, dated June 27, 2005, to the Change of Control Employment Agreement between Alexander Demetriades and SeeBeyond Technology Corporation, dated February 5, 2005.

10.4	Form of Indemnification Agreement, by and among SeeBeyond Technology Corporation and its officers and directors.

99.1	Joint Press Release, dated June 28, 2005, announcing the execution of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEEBEYOND TECHNOLOGY CORPORATION

Date: June 28, 2005	By:	/s/ Barry J. Plaga
	Name: Title:	Barry J. Plaga Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number
2.1	Agreement and Plan of Merger, dated June 27, 2005, by and among Sun Microsystems, Inc., Big Bear Acquisition Corporation and SeeBeyond Technology Corporation (excluding schedules, which the Registrant agrees to furnish supplementally to the Commission upon request).

10.1	Voting Agreement, dated June 27, 2005, by and among Sun Microsystems, SeeBeyond Technology Corporation and James T. Demetriades.

10.2	Form of Voting Agreement, dated June 27, 2005, by and among Sun Microsystems, SeeBeyond Technology Corporation and certain stockholders of SeeBeyond Technology Corporation.

10.3	Amendment, dated June 27, 2005, to the Change of Control Employment Agreement between Alexander Demetriades and SeeBeyond Technology Corporation, dated February 5, 2005.

10.4	Form of Indemnification Agreement, by and among SeeBeyond Technology Corporation and its officers and directors.

99.1	Joint Press Release, dated June 28, 2005, announcing the execution of the Merger